Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”) is effective as of January 2st 2019 and is executed and entered into by and among Precipio, Inc. (the “Company”) and [             ] (the “Service Provider”).

RECITALS

WHEREAS, the Service Provider has provided services (the “Services”) to the Company, which the Company acknowledges were performed in a professional and competent manner;

WHEREAS, as of the date hereof, the Company owes to the Service Provider the total sum of $1,470,000 (the “Outstanding Amount”) for the Services which has not been paid as of the date hereof.

WHEREAS, conditioned upon the Company paying each and all of the amounts set forth in Section 1(a) on a timely basis, the Service Provider and the Company hereby agree that the Company shall pay the Service Provider the total sum of $550,000 plus interest as set forth herein is deemed the “Settlement Amount”) in consideration of the waiver and write off of the entire difference between the Outstanding Amount and the Settlement Amount.

NOW THEREFORE, acknowledging that the above recitals are true and correct and incorporating as if fully set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	SETTLEMENT: The Parties hereto agree as follows:

(a)	The Company covenants, agrees and promises to pay to the Service Provider the Settlement Amount on the terms set out hereunder to such account as shall be instructed by the Service Provider.

(i)	On January 1st, 2019, the Company shall pay to the Service Provider the sum of $100,000.00.

(ii)	Seven (7) equal monthly installments of $50,000.00 plus accrued interest shall be paid by the Company to the Service Provider no later than the last day of each calendar month beginning on January 2019 and ending on August, 2019.

(iii)	A final payment of $100,000 plus accrued interest shall be paid by the Company to the Service Provider no later than the last day in September 2019.

(iv)	The Outstanding Amount shall carry interest at the rate of 8% per annum.

(v)	The Company agrees that the Services were performed in a professional and competent manner and waives any claims with respect thereto.

(b)	Upon payment in full of the Settlement Amount in accordance with the payment schedule set forth above on a timely basis, the Service Provider shall waive the difference between the Outstanding Amount and the Settlement Amount and all claims by the Service Provider against the Company shall be waived and released and the Company shall have no further obligation to such Service Provider in respect of the Outstanding Amount.

2.	WITHDRAWAL/RESERVATION OF RIGHT: The terms of this Agreement notwithstanding, following the occurrence of an Event of Default (as defined below), the Service Provider shall have the right to, upon written notice to the Company within five (5) days after such Event of Default, withdraw from this Agreement and shall be entitled to pursue, on an unsecured basis, an amount equal to the difference of (a) the Outstanding Amount minus (b) the sum of any portion of the Settlement Amount previously paid by the Company.

3.	DEFAULT: Each of the following shall constitute an “Event of Default” hereunder:

(a)	The Company’s failure to pay any installment of a Settlement Amount when due as required by Section 1 hereof.

(b)	The Company shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or the Company shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company or of all or any part of the Company’s assets, or the Company shall make any general assignment for the benefit of creditors, or shall admit in writing the Company’s inability to pay its debts generally as they become due.

(c)	A court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against the Company seeking any reorganization, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such order, judgment or decree shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the first date of entry thereof; or any trustee, receiver or liquidator of the Company shall be appointed without the consent or acquiescence of the Company and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive).

(d)	If at any time any representation or warranty made by the Company in this Agreement shall be incorrect or misleading in any material respect.

4.	WARRANTIES:

(a)	Each party executing this Agreement represents and warrants that both it and the person signing on behalf of such party are duly authorized to execute the same, and that this Agreement constitutes the legal, valid and binding obligation of such party, enforceable against such party according to its terms.

(b)	The Service Provider represents and warrants that it the sole and exclusive legal and beneficial owner of its Outstanding Amount, free and clear of any security interests, agreements, restrictions, claims, liens, pledges, assessments and encumbrances of any kind or nature , and has the unrestricted power to settle such Outstanding Amount.

5.	COMPLETE AGREEMENT: This Agreement is the complete agreement between the parties with respect to the settlement contemplated herein and supersedes all prior agreements and understandings with respect thereto.

6.	NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing (including e-mail communication) and mailed, sent via e-mail or delivered:

(a)	If to the Company, at:

4 Science Park, 3rd Floor, New Haven, Connecticut 06511

Attention: Miri Chiko-Radomski

e-mail: mradomski@precipiodx.com

or at such other address as shall be designated by the Company in a written notice to the other parties complying as to delivery with the terms of this agreement.

(b)	If to the Service Provider , at:

[                   ]

or at such other address as to which such Service Provider may inform the other parties in writing in compliance with the terms of this agreement.

7.	ACKNOWLEDGMENT. Each party hereto acknowledges that it has reviewed this Agreement in its entirety, has consulted such legal, tax or other advisors as it deems appropriate and understands and agrees to each of the provisions of this Agreement and further acknowledges that it have entered into this Agreement voluntarily.

8.	APPLICABLE LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York, and each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof for resolution of any dispute regarding, arising from, or in any way relating to this Agreement or the negotiations which gave rise to this Agreement. By executing this Agreement the parties hereto agree to waive any defense or argument based on lack of personal jurisdiction, inconvenient forum, or any other objection or argument against the exercise of jurisdiction by the State of New York over the issues and parties in this matter.

9.	NO ADVICE. Each party enters into this Agreement freely and voluntarily, and not upon any advice, statement or representation made by any other party hereto, by any agent or attorney of any other party hereto, or by any person in any way connected with any party hereto.

10.	BINDING EFFECT; NO ASSIGNMENT. Each party has carefully read and fully understand the terms of this Agreement and voluntarily execute this Agreement. This Agreement shall be binding upon the parties hereto and shall inure to the benefit of the parties and their respective successors in interest. Notwithstanding the foregoing, the Company may not assign any of its rights or obligations hereunder without the written consent of Service Provider and Service Provider may assign its rights or obligations hereunder without the written consent of the company; any assignment or attempted assignment by any party hereto without the requisite consent shall be null and void.

11.	SEVERABILITY. If any clause or provision of this Agreement is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Agreement will not be affected thereby. It is the intention of the parties that if any such provision is held to be invalid, illegal or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provision as is possible, and that such added provision will be legal, valid and enforceable.

12.	CONSTRUCTION. This Agreement shall be deemed to be the product of the joint drafting of the parties hereto and shall not be construed against any party. In the event an ambiguity or question of intent or interpretation arises, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

13.	COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

14.	NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[signature page to following page]

PRECIPIO, INC.

By:	Ilan Danieli, CEO

Date:	January 2nd 2019

SERVICE PROVIDER:

[ ]:

Signature:

Name of Signatory:

Title:

Date:

Wire Instructions: